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                                                                    EXHIBIT 99.1

NEWS RELEASE


Contact(s):   Media Inquiries:                    Visteon Corporation
              Greg Gardner                        Public Affairs
              313-755-0927                        5500 Auto Club Drive
              ggardne9@visteon.com                Dearborn, Michigan  48126
                                                  Facsimile:  313-755-7983

              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com

                                                                  [VISTEON LOGO]


VISTEON AFFIRMS FIRST QUARTER EXPECTATIONS

DEARBORN, Mich., March 26, 2002 -- At the Morgan Stanley Global Automotive Seminar today, Visteon Corporation (NYSE: VC) executives said they expected First Quarter earnings to be about breakeven -- in line with analysts' expectations. They estimated full-year net income of breakeven to $50 million, based on current volume estimates. Both estimates exclude restructuring charges previously estimated at about $150 million pre-tax.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 79,000 employees and a global delivery system of more than 160 technical, manufacturing, sales and service facilities located in 25 countries.

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "estimated" and "potentially" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 27, 2001 and January 8, 2002. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on Visteon's business, financial condition and results of operations.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com